Exhibit 10.2.3

PAVMED INC.

420 Lexington Avenue, Suite 300

New York, New York 10170

November 17, 2015

Mr. Lishan Aklog

10 Hickory Pine Court

Purchase, NY 10577

Dear Mr. Aklog:

This letter will serve to amend the Employment Agreement (“Employment Agreement”), dated as of October 24, 2014 and amended on April 8, 2015, between you and PAVmed Inc.

Section 3.1 of the Employment Agreement is hereby amended and restated to read as follows:

“3.1 Salary. The Company shall pay to Executive a salary (“Base Salary”) at the annual rate of $295,000. Executive’s compensation shall be paid in equal, periodic installments in accordance with the Company’s normal payroll procedures commencing as of November 1, 2015. Executive’s Base Salary from November 1, 2104 to October 31, 2015, which will be paid at the rate of $240,000 per year, shall be paid only upon, and be subject to, the consummation of the Company’s initial public offering of its securities.”

Except as amended herein, all other provisions of the Employment Agreement shall remain in full force and effect.

Please sign this letter in the place below to confirm your agreement.

Sincerely,

PAVMED INC.

By:	/s/ Richard Fitzgerald
Name: Richard Fitzgerald
Title: Chief Financial officer

AGREED TO:

/s/ Lishan Aklog
Lishan Aklog, M.D.